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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Gartner, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-76711) on Form S-3 and the registration statements (No. 33-67576, No. 33-85926, No. 33-92486, No. 333-35169, No. 333-42587, No. 333-77015, No.
333-77013, No. 333-30546, No. 333-97557 and No. 333-91256) on Form S-8 of
Gartner, Inc. of our report dated February 4, 2003, with respect to the consolidated balance sheets of Gartner, Inc. and subsidiaries as of December 31, 2002, September 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss) and cash flows for the three month period ended December 31, 2002, and each of the years in the three-year period ended September 30, 2002, and the related consolidated financial statement schedule, which reports appear in the September 30, 2002 Annual Report on Form 10-K of Gartner, Inc.

Our report contains an explanatory paragraph indicating that the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" effective October 1, 2001.

                                        /s/ KPMG LLP

New York, New York
March 31, 2003